UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  May 19, 2005
                            ------------------------
                Date of Report (Date of Earliest Event Reported)

                                   ITRON, INC.
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Washington                    000-22418                  91-1011792
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(State or Other Jurisdiction     (Commission File No.)          (IRS Employer
      of Incorporation)                                      Identification No.)


                    2818 N. Sullivan Road, Spokane, WA 99216
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               (Address of Principal Executive Offices, Zip Code)

                                 (509) 924-9900
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              (Registrant's Telephone Number, Including Area Code)

                                      None
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 18, 2005, Itron, Inc. ("we," "our" or "the Company") closed its underwritten public offering of common stock. A total of 1,500,000 shares of common stock were sold at a price of $36.50 per share. Proceeds to the Company totaled $52.0 million or $34.68 per share after payment of the underwriting discount. On May 19, 2005, the proceeds of the public offering, as well as other Company funds, were used to pay down $60.0 million of borrowings under our senior secured term loan, resulting in a remaining balance of $59.6 million.


The information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in Itron, Inc.'s Annual Report on Form 10-K and other of the Company's filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      ITRON, INC.

Dated: May 19, 2005                   By: /s/ STEVEN M. HELMBRECHT
                                          ------------------------
                                          Steven M. Helmbrecht
                                          Sr. Vice President and Chief Financial
                                          Officer